EXHIBIT 32.3

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Linens ‘n Things Center, Inc. for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert J. DiNicola, as Chief Executive Officer of Linens ‘n Things Center, Inc., and Francis M. Rowan, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Linens ‘n Things Center, Inc.

/s/ Robert J. DiNicola
Name:	Robert J. DiNicola
Title:	Chairman and Chief Executive Officer
Date:	November 14, 2006

/s/ Francis M. Rowan
Name:	Francis M. Rowan
Title:	Senior Vice President and Chief Financial Officer
Date:	November 14, 2006